                                   Exhibit (n)

                               Multiple Class Plan
                                       for
                             One Group Mutual Funds

                 MULTIPLE CLASS PLAN FOR ONE GROUP MUTUAL FUNDS

                          (As Amended August 17, 2000)


         One Group Mutual Funds (the "Trust") is an open-end investment company that offers units of beneficial interest ("shares") in fifty-five separate series (each a "Fund" and collectively, "the Funds") and six different share classes of certain of the funds. The six classes are Class A, Class B, Class C, Class I, Class S and Service Class. The classes provide for variations in distribution costs, voting rights, dividends, and per share net asset value. The differences among the classes are discussed below. Attached as Exhibit A, which may be amended from time to time, is a list of the Funds and the class of shares available in each Fund.

A.    Distribution and Shareholder Services
      -------------------------------------

      Class A, Class B and Class C shares are distributed to the general public.

      Class I and Class S shares are offered to institutional investors, including affiliates of Bank One Corporation and any bank, depository institution, insurance company, pension plan or other organization authorized to act in a fiduciary, advisory, agency, custodial or similar capacity (each an "Authorized Financial Organization"). Class I and Class S shares also may be purchased by intermediaries on behalf of participants in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts.

      Service Class shares are offered to broker-dealers, other financial intermediaries, banks and other depository institutions. Service Class shares offer administrative and accounting services (e.g., sweep processing).

B.    Sales Charge

Class A Shares

      Class A shares, other than those offered in a money market Fund of the Trust, are distributed subject to a front-end sales charge. The front-end sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Proceeds from the front-end sales charge are used to finance sales commissions resulting from the sale of Class A shares. An initial purchase of Class A shares in an amount in excess of $1 million is not subject to a front-end sales charge. However, the shareholder will be charged the equivalent of 1% of the purchase price if the shares are redeemed prior to the first anniversary of purchase, and 0.50% of the purchase price if the shares are redeemed prior to the second anniversary of purchase, unless the Trust's distributor receives notice before the shareholder invests that the shareholder's intermediary is waiving its commission ("Class A CDSC").

      In addition, shares purchased during a Fund's subscription or special offering period and redeemed within a period specified by the Fund may be subject to a Class A CDSC on the lesser of the purchase price or the current value of the redeemed shares.

Class B Shares

         Class B shares are distributed subject to a contingent deferred sales charge ("CDSC"). The CDSC and a portion of the Class B 12b-1 fees (see below) are used to finance sales commissions resulting from the sale of Class B shares. If the shareholder redeems Class B shares prior to the fourth anniversary of purchase for short-term funds and the sixth anniversary of purchase for all other funds, the shareholder will pay a CDSC. The CDSC is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no sales charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

         The amount of the CDSC, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

         In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class C Shares

         Class C shares are distributed subject to a CDSC. The CDSC and a portion of the Class C 12b-1 fees (see below) are used to finance sales commissions resulting from the sale of Class C shares. If the shareholder redeems Class C shares prior to the first anniversary of purchase, the shareholder will pay a CDSC. The CDSC is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no sales charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

         Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

         In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class C shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class I, Class S and Service Class Shares

      Class I, Class S and Service Class shares are not subject to a sales charge at the time of purchase or redemption.

Sales Charge Waivers

      Sales charges may be waived as permitted by Rule 22d-1 under the 1940 Act. Shareholders relying upon any of the sales charge waivers must qualify for such waiver in advance of the purchase with the distributor or intermediary through which shares are purchased.

C.    12b-1 Fees
      ----------

      Each One Group Fund (other than the institutional money market funds) has adopted plans ("Plans") under Rule 12b-1 under the 1940 Act. The Plans allow the Funds to pay distribution and shareholder servicing fees ("12b-1 fees") for the servicing, sale and distribution of shares of the Funds. The 12b-1 fees compensate the distributor for its sales activities. The distributor in turn may use all or part of the 12b-1 fees to pay commissions to intermediaries who sell Fund shares. All or part of the fee payable under the Plans also may be used as compensation for shareholder services by the distributor and/or intermediaries. The distributor may apply 12b-1 fees toward: (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings and loan associations, insurance companies, investment counselors, broker-dealers, and the distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

Below is a summary of the fees under Plans adopted by the Funds:

Share Class                     Plan Provisions
-----------                     ---------------
Class A                         Class A shares pay a 12b-1 fee of
                                .35% of the average daily net assets of
                                the Fund.

Class B Class B pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund.

Class C Class B pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund.

Service Class                   Service Class shares pay a 12b-1 fee of .75%
                                of the average daily net assets of the Fund.

The Funds may voluntarily reduce the level of 12b-1 and non-12b-1 shareholder services fees under the Plans. There are no 12b-1 fees for Class I or Class S shares. However, Class S shares are subject to a non-12b-1 shareholder services fee based on a percentage of a Fund's average daily net assets.


D.    Exchange Privileges
      -------------------

Class A and Class I Shares
--------------------------

      Class I shareholders of a Fund may exchange their Class I shares for Class A shares of the same Fund or for Class A shares or Class I shares of another Fund of the Trust.

      Class A shareholders of a Fund may exchange their Class A shares for Class I or Class S shares of the same Fund or for Class I, Class S or Class A shares of another Fund of the Trust if the shareholder is eligible to purchase such shares.

      Class B shareholders may exchange their Class B shares of a Fund for Class B shares of another Fund of the Trust.

      Class C shareholders may exchange their Class C shares of a Fund for Class C shares of another Fund of the Trust.

      Class S shareholders of a Fund may exchange their shares for Class I shares of the same Fund or for Class A, Class I or Class S shares of another Fund of the Trust if the shareholder is eligible to purchase such shares.

      Service Class shares do not have exchange privileges.

      The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. However, a sales charge may be payable in the following circumstances:

a) Shareholders owning Class I and Class S shares of a Fund will pay a sales charge if they exchange their Class I shares for Class A shares and they do not qualify for a sales charge waiver.

b) Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and
      (1) the Fund from which they are exchanging did not charges a sales charge, but the Fund into which they are exchanging does, or (2) the Fund from which they are exchanging charged a lower sales charge than the Fund into which they are exchanging. In (1) above, shareholders would pay the sales charge applicable to the Fund into which they are exchanging. In (2) above, shareholders would pay the difference between the sales charge charged by the Fund into which they are exchanging and the sales charge already paid on the exchanged Fund.

c) Shareholders owning Class B and Class C shares of a Fund will not pay a sales charge at the time of the exchange, however:

            1. The new Class B and Class C shares of will be subject to the higher CDSC of either the Fund from which the shareholder exchanged, the Fund into which the shareholder exchanged, or any Fund from which the shareholder previously exchanged.


            2. The current holding period of the shareholder's exchanged Class B or Class C shares is carried over to the new shares.

Additional Information Regarding Exchanges
------------------------------------------

      The Trust may change the terms or conditions of the exchange privilege discussed herein through amendment to this Multiple Class Plan and upon sixty days' written notice to shareholders.

E.    Conversion Rights
      -----------------

      Class B shares will automatically convert to Class A shares six or eight years (depending on the Fund) after the end of the calendar month in which the shares were purchased and will be subject to the lower distribution and fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge.

      For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

      If a shareholder effects one or more exchanges among Class B shares of the Funds of the Trust during the relevant six- or eight-year period, the Trust will aggregate the holding periods for the shares of each Fund of the Trust for purposes of calculating the relevant period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

      Class C shares issued through November 1, 1997 ("Grandfathered Shares") will automatically convert to Class A shares six years after the end of the month in which the shares were purchased under the terms above described with respect to Class B shares (including the treatment of shares received as dividends or as other distributions.) All other Class C shares will shall not convert to Class A shares.

F.    Voting Rights
      -------------

      Each share held entitles the shareholder of record to one vote. Each Fund of the Trust will vote separately on matters relating solely to that Fund. In addition, each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class, including such Class' 12b-1 Plan, differ from the interests of any other class. However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

G.    Expense Allocation
      ------------------

      Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets.

      Expenses may be waived or reimbursed by a Fund's advisor, underwriter or any other service provider to the Fund.

H.    Redemptions
      -----------

      Shareholders may redeem their shares without charge (except Class B and Class C shares, and certain Class A shares as provided above) on any Business Day. All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

I.    Dividends
      ---------

      Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, Class C, Service Class, Class I and Class S shares, as applicable, at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

      Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account.

      In the absence of waivers, the amount of dividends payable on Class I and Class S shares will be more than the dividends payable on Class A, Class B, Class C, and Service Class shares because of the distribution expenses charged to Class A, Class B, Class C, and Service Class shares.

EXHIBIT A

                                                                                         Service
          FUND                                Class A           Class B      Class C      Class      Class S       Class I
          ----                                -------           -------      -------      -----      -------       -------
1.   Small Cap Growth                            X                 X            X                                    X
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2.   Small Cap Value                             X                 X            X                                    X
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3.   Mid Cap Growth                              X                 X            X                                    X
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4.   Mid Cap Value                               X                 X            X                                    X
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5.   Diversified Mid Cap                         X                 X            X                                    X
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6.   Large Cap Growth                            X                 X            X                                    X
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7.   Large Cap Value                             X                 X            X                                    X
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8.   Equity Income                               X                 X            X                                    X
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9.   Diversified Equity                          X                 X            X                                    X
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10.  Balanced                                    X                 X            X                                    X
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11.  Equity Index                                X                 X            X                                    X
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12.  Market Expansion Index                      X                 X            X                                    X
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13.  International Equity Index                  X                 X            X                                    X
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14.  Diversified International                   X                 X            X                                    X
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15.  Real Estate                                 X                 X            X                                    X
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16.  Ultra Short-Term Bond                       X                 X                                                 X
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17.  Short-Term Bond                             X                 X                                                 X
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18.  Intermediate Bond                           X                 X            X                                    X
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19.  Bond                                        X                 X            X                                    X
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20.  Income Bond                                 X                 X                                                 X
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21.  Government Bond                             X                 X            X                                    X
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22.  Treasury & Agency                           X                 X                                                 X
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23.  High Yield Bond                             X                 X            X                                    X
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24.  Short-Term Municipal Bond                   X                 X                                                 X
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25.  Intermediate Tax- Free Bond                 X                 X                                                 X
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26.  Tax-Free Bond                               X                 X                                                 X
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27.  Municipal Income                            X                 X            X                                    X
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28.  Arizona Municipal Bond                      X                 X                                                 X
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29.  Kentucky Municipal Bond                     X                 X                                                 X
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30.  Louisiana Municipal Bond                    X                 X                                                 X
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31.  Michigan Municipal Bond                     X                 X                                                 X
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32.  Ohio Municipal Bond                         X                 X                                                 X
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33.  West Virginia Municipal Bond                X                 X                                                 X
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34.  Investor Growth                             X                 X            X                                    X
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35.  Investor Growth & Income                    X                 X            X                                    X
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36.  Investor Balanced                           X                 X            X                                    X
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37.  Investor Conservative Growth                X                 X            X                                    X
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38.  Cash Management Money Market                X                                                                   X
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39.  Treasury Cash Management Money Market       X                                                                   X
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40.  Treasury Prime Cash Management Money
     Market                                      X                                                                   X
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41.  U.S. Government Securities Cash
     Management Money Market                     X                                                                   X
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42.  Municipal Cash Management Money Market      X                                                                   X
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43.  Prime Money Market                          X                 X            X            X                       X
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44.  U.S. Treasury Securities Money Market       X                 X            X            X                       X
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45.  Municipal Money Market                      X                              X            X                       X
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46.  Michigan Municipal Money Market             X                              X                        X           X
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47.  Ohio Municipal Money Market                 X                              X                        X           X
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48.  Treasury Prime Money Market                 X                              X            X                       X
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49.  U.S. Government Securities Money Market     X                              X            X                       X
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50.  Institutional Prime Money Market                                                                    X           X
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51.  Treasury Only Money Market                                                                          X           X
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52.  Government Money Market                                                                             X           X
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53.  Tax-Exempt Money Market                                                                             X           X
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54.  Technology                                  X                 X            X                                    X
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55.     Mortgage -Backed Securities              X                 X            X                                    X
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